Exhibit 32.1

Certification of Chief Executive Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer of Sunrise Senior Living, Inc. (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a) the Annual Report on Form 10-K of the Company for the year ended December 31, 2009 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Mark S. Ordan
Mark S. Ordan
Chief Executive Officer

Date: February 25, 2010